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As filed with the Securities and Exchange Commission on January 19, 2017

Registration No. 001-37934

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Venator Materials Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	81-4190911 (I.R.S. Employer Identification No.)
Titanium House, Hanzard Drive, Wynyard Park, Stockton-On-Tees, TS22 5FD, United Kingdom (Address of Principal Executive Offices)	N/A (Zip Code)

Registrant's telephone number, including area code:
+44 (0) 1740 608 001

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class B Common Stock, par value $0.01 per share	The New York Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act: None

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

 EXPLANATORY NOTE

        This Amendment No. 2 to the Form 10 Registration Statement of Venator Materials Corporation (Registration No. 333-37934) is being filed solely to amend Item 15, "Financial Statements and Exhibits," by filing certain exhibits as noted in the Exhibit Index. Accordingly, the Information Statement previously filed on January 17, 2017 as Exhibit 99.1 to the Form 10 Registration Statement is unchanged and has been omitted.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

        We have previously filed on January 17, 2017 our Information Statement as Exhibit 99.1 to the Form 10 Registration Statement. The information required by the following Form 10 Registration Statement items is contained in the sections identified below of such Information Statement, each of which are incorporated in this Form 10 Registration Statement by reference:

Item 1.    Business

        The information required by this item is contained under the sections "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Arrangements Between Huntsman and Our Company" and "Other Related Party Transactions" of the Information Statement. Those sections are incorporated herein by reference.

Item 1A.    Risk Factors

        The information required by this item is contained under the section "Risk Factors" of the Information Statement. That section is incorporated herein by reference.

Item 2.    Financial Information

        The information required by this item is contained under the sections "Summary," "Selected Historical Combined Financial Data," "Unaudited Pro Forma Condensed Combined Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Capital Stock" and "Index to Financial Statements" of the Information Statement. Those sections are incorporated herein by reference.

Item 3.    Properties

        The information required by this item is contained under the section "Business" of the Information Statement. That section is incorporated herein by reference.

Item 4.    Security Ownership of Certain Beneficial Owners and Management

        The information required by this item is contained under the section "Security Ownership of Certain Beneficial Owners and Management" of the Information Statement. That section is incorporated herein by reference.

Item 5.    Directors and Executive Officers

        The information required by this item is contained under the section "Management" of the Information Statement. That section is incorporated herein by reference.

Item 6.    Executive Compensation

        The information required by this item is contained under the sections "Executive Compensation" and "Director Compensation" of the Information Statement. Those sections are incorporated herein by reference.

Item 7.    Certain Relationships and Related Transactions, and Director Independence

        The information required by this item is contained under the sections "Management," "Executive Compensation," "Arrangements Between Huntsman and Our Company" and "Other Related Party Transactions" of the Information Statement. Those sections are incorporated herein by reference.

Item 8.    Legal Proceedings

        The information required by this item is contained under the sections "Business—Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Legal Proceedings" of the Information Statement. Those sections are incorporated herein by reference.

Item 9.    Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

        The information required by this item is contained under the sections "Risk Factors," "The Spin-Off," "Dividend Policy," "Executive Compensation" and "Description of Capital Stock" of the Information Statement. Those sections are incorporated herein by reference.

Item 10.    Recent Sales of Unregistered Securities

        The information required by this item is contained under the section "Description of Capital Stock" of the Information Statement. That section is incorporated herein by reference.

Item 11.    Description of Registrant's Securities to be Registered

        The information required by this item is contained under the section "Description of Capital Stock" of the Information Statement. That section is incorporated herein by reference.

Item 12.    Indemnification of Directors and Officers

        The information required by this item is contained under the section "Description of Capital Stock—Limitation of Liability and Indemnification Matters" of the Information Statement. That section is incorporated herein by reference.

Item 13.    Financial Statements and Supplementary Data

        The information required by this item is contained under the sections "Selected Historical Combined Financial Data," "Unaudited Pro Forma Condensed Combined Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Capital Stock" and "Index to Financial Statements" of the Information Statement. Those sections are incorporated herein by reference.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        None.

Item 15.    Financial Statements and Exhibits

(a)
Financial Statements

        The information required by this item is contained under the section "Index to Financial Statements" beginning on page F-1 of the Information Statement. That section is incorporated herein by reference.

(b)
Exhibits

        The following documents are filed as exhibits hereto:

Exhibit No.		Description
2.1	*	Form of Separation and Distribution Agreement

3.1		Certificate of Incorporation of Huntsman Spin Corporation

3.2		Certificate of Amendment to Certificate of Incorporation of Huntsman Spin Corporation

3.3		Amended and Restated Bylaws of Venator Materials Corporation

4.1	*	Form of Stockholder's and Registration Rights Agreement

10.1	*	Form of Transition Services Agreement

10.2	*	Form of Tax Matters Agreement

10.3	*	Form of Employee Matters Agreement

10.4	*	Form of Intellectual Property License Agreement

10.5	*	Form of Master Lease Agreement

10.6	*	Form of Venator Materials Corporation Long-Term Incentive Plan

21.1	*	List of Subsidiaries of Venator Materials Corporation

99.1	**	Information Statement, preliminary and subject to completion, dated January 17, 2017

*
To be filed by amendment.

**
Previously filed.

 SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Venator Materials Corporation
By:	/s/ SIMON TURNER Simon Turner President and Chief Executive Officer Date: January 19, 2017

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EXPLANATORY NOTE
INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
  Item 1. Business
  Item 1A. Risk Factors
  Item 2. Financial Information
  Item 3. Properties
  Item 4. Security Ownership of Certain Beneficial Owners and Management
  Item 5. Directors and Executive Officers
  Item 6. Executive Compensation
  Item 7. Certain Relationships and Related Transactions, and Director Independence
  Item 8. Legal Proceedings
  Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters
  Item 10. Recent Sales of Unregistered Securities
  Item 11. Description of Registrant's Securities to be Registered
  Item 12. Indemnification of Directors and Officers
  Item 13. Financial Statements and Supplementary Data
  Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
  Item 15. Financial Statements and Exhibits
SIGNATURES